Exhibit 99.2

Attachment 1


                                        SECOND QUARTER REPORT

                                        WESTERN RESOURCES, INC.


                                Quarter Ended June 30            Twelve Months Ended June 30
                                1999             1998               1999             1998
1.  Sales                    $476,142,000     $463,301,000     $2,125,135,000   $1,917,204,000

2.  Net Income               $ 18,489,000     $ 31,006,000     $   26,171,000   $  494,971,000

3.  Earnings Available
     for Common Stock        $ 18,207,000     $ 29,209,000     $   25,043,000   $  489,484,000

4.  Average Common Shares
     Outstanding               66,639,000       65,543,000         66,075,000       65,400,000

5.  Basic Earnings per
     Average Share
     Outstanding                    $0.27            $0.45              $0.38            $7.48

6.  EBITDA                   $181,589,000     $169,642,000     $  615,101,000   $1,331,689,000

7.  Net Utility Plant
     (after depreciation)  $3,665,036,000   $3,740,789,000
